UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2010

LIFEWAY FOODS, INC.
(Exact name of registrant as specified in its charter)

ILLINOIS	0-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 West Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2010, effective as of February 2, 2010, Lifeway Foods, Inc. (“Lifeway”) amended that certain Non-Negotiable Promissory Note issued to Ilya Mandel and Michael Edelson dated February 6, 2009 (the “Original Note”) pursuant to that certain Amended and Restated Non-Negotiable Promissory Note (the “Amended Note”), and also amended that certain Security Agreement by and among Lifeway, Ilya Mandel and Michael Edelson dated February 6, 2009 (the “Security Agreement”) pursuant to that certain First Amendment to Security Agreement (the “First Amendment”).

The Original Note and Security Agreement were entered into in connection with Lifeway’s purchase of  Fresh Made, Inc., a Pennsylvania corporation.  The consideration for Fresh Made, Inc. included the Original Note in the principal amount of $2,735,000, due on February 6, 2011, secured by certain collateral pursuant to the Security Agreement.  The Security Agreement required Lifeway to obtain a letter of credit within 12 months following the closing, which was to replace certain other collateral.

Pursuant to the Amended Note, the principal amount due was revised to reflect previous principal payments (from $2,735,000 to $1,242,164.95) and the maturity date was changed from February 6, 2011 to August 1, 2010.  In connection with these amendments, the parties agreed to amend the Security Agreement pursuant to the First Amendment to remove Lifeway’s obligation to obtain the letter of credit discussed above and to make other conforming changes.

The Amended Note and the First Amendment shall be filed in accordance with SEC rules and regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 9, 2010

LIFEWAY FOODS, INC.
By:	/s/ Julie Smolyansky
Julie Smolyansky
Chief Executive Officer and President